Exhibit 32.1

CELSION CORPORATION

SECTION 1350 CERTIFICATIONS*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), each of the undersigned hereby certifies that, to the best of his knowledge, (i) the Quarterly Report on Form 10-Q for the period ended June 30, 2020 of Celsion Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 14, 2020	By:	/s/ Michael H. Tardugno
Michael H. Tardugno
Chairman, President and Chief Executive Officer

August 14, 2020	By:	/s/ Jeffrey W. Church
Jeffrey W. Church
Executive Vice President and Chief Financial Officer

* This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.